UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 13, 2010

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Cessation of Role as Chief Financial Officer.  On July 15, 2010, the employment of Rodney Carter, Executive Vice President, Chief Financial Officer of Christopher & Banks Corporation (the “Company”), with the Company ended.  In connection with his separation of employment and per the terms of his Employment Agreement entered into effective as of June 4, 2009 (the “Employment Agreement”), Mr. Carter was provided with a Separation Agreement and Release (the “Release”), which provides among other things for a release of all claims by Mr. Carter against the Company if Mr. Carter enters into the Release during the 21-day consideration period.  The Release further provides, per the terms of the Employment Agreement, that Mr. Carter will be entitled to receive severance payments in the aggregate amount of $475,000, subject to applicable deductions and withholdings, payable during the Company’s normal payroll cycles and offset and reduced by any cash compensation earned during the severance period through other employment, self-employment or consulting.

(c)           Appointment of Interim Chief Financial Officer.  On July 13, 2010, the Board of Directors elected Michael J. Lyftogt as Chief Accounting Officer of the Company and as the Interim Chief Financial Officer of the Company, effective as of July 15, 2010.  The Company is commencing a search for a permanent Chief Financial Officer.

Mr. Lyftogt, 42, has been with the Company since March 1998.  Prior to his recent election as Chief Accounting Officer, he served as Vice President, Finance of the Company, a position he had held since February 2006.  From March 1998, when he joined the Company, through February 2006, Mr. Lyftogt served as the Company’s Controller.  There are no arrangements or understandings between Mr. Lyftogt and any other person pursuant to which Mr. Lyftogt was selected as Interim Chief Financial Officer.  Mr. Lyftogt does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Lyftogt had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  No family relationship exists between Mr. Lyftogt and any of the Company’s other executive officers or directors.

In connection with his election as Chief Accounting Officer and Interim Chief Financial Officer, the Company has awarded Mr. Lyftogt the following equity awards under the Company’s 2005 Stock Incentive Plan:

•                  a non-qualified stock option to purchase 10,000 shares of the Company’s common stock based upon the closing price on July 19, 2010 and the stock options will vest ratably over a three-year period;

•                  3,500 shares of time-based restricted stock which will vest ratably over a three-year period; and

•                  2,860 shares (at maximum) of performance-based restricted stock based upon achievement of operating income targets for fiscal 2011 and all or a portion of which will vest ratably over a three-year period provided that the operating income targets are achieved or exceeded.

In addition, Mr. Lyftogt’s annual salary was increased to $200,000 effective July 19, 2010.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                           Press release, dated July 16, 2010, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Lorna E. Nagler
Lorna E. Nagler President and Chief Executive Officer

Date:  July 16, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 16, 2010, of Christopher & Banks Corporation.